SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (date of earliest event reported):  March 23, 2004

REALTY INCOME CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	1-13374	33-0580106
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

220 West Crest Street, Escondido, California 92025

(Address of principal executive offices) (Zip Code)

(760) 741-2111
(Registrant’s telephone number, including area code)

None
(former name or former address, if changed since last report)

Item 5.    Other Events.

On March 23, 2004, Realty Income Corporation (the “Company”) entered into a purchase agreement with Merrill Lynch, Pierce, Fenner & Smith Incorporated and A.G. Edwards & Sons, Inc., as the representatives of the underwriters (the “Underwriters”), pursuant to which the Company agreed to issue and sell 1,600,000 shares of the Company’s common stock, par value $1.00 per share, pursuant to the Company’s shelf registration statement on Form S-3 under the 1933 Act filed with the Commission on February 24, 2004 (File No. 333-113032), as amended by Amendment No. 1 filed with the Commission on March 11, 2004. The net proceeds from the offering, after payment of selling commissions and discounts and other expenses of the offering, were used to repay the Company’s outstanding indebtedness under its unsecured credit facility, including amounts borrowed to fund the acquisition of a portfolio of properties from an existing tenant for approximately $100.5 million.

Item 7.	Exhibits.

1.1	Purchase Agreement, dated March 23, 2004, between the Underwriters and the Company.

5.1	Opinion of Venable LLP.

23.1	Consent of Venable LLP (contained in the opinion filed as Exhibit 5.1 hereto).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 26, 2004
REALTY INCOME CORPORATION

	By:	/s/ Michael R. Pfeiffer
		Name:	Michael R. Pfeiffer, Esq.
		Title:	Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

1.1	Purchase Agreement, dated March 23, 2004, between the Underwriters and the Company.

5.1	Opinion of Venable LLP.

23.1	Consent of Venable LLP (contained in the opinion filed as Exhibit 5.1 hereto).